Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-230654) of Zealand Pharma A/S of our reports dated March 18, 2021, with respect to the consolidated financial statements of Zealand Pharma A/S, and the effectiveness of internal control over financial reporting of Zealand Pharma A/S, included in this Annual Report (Form 20-F) for the year ended December 31, 2020.
/s/ EY Godkendt Revisionspartnerselskab
Copenhagen, Denmark
March 18, 2021

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